UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2008 (November 17, 2008)
SPHERIS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-132641	62-1805254

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9009 Carothers Pkwy., Ste. C-3, Franklin, Tennessee	37067

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 261-1500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 17, 2008, Spheris Inc. (the “Company”) announced that Steven E. Simpson tendered his resignation as President and Chief Executive Officer of the Company, effective November 17, 2008. He will continue to serve on the Board of Directors of the Company. In connection with his resignation as President and Chief Executive Officer, the Company and Mr. Simpson have entered into a Transition Agreement (the “Transition Agreement”) pursuant to which Mr. Simpson will continue as a member of senior management of the Company through January 17, 2009. As consideration for his services under the Transition Agreement, Mr. Simpson will continue to receive his annual base salary and will continue to be entitled to participate in all employee benefit plans in which he was participating as of the date of the Transition Agreement. In addition, provided that Mr. Simpson executes a separation and release agreement and does not voluntarily terminate his transition services with the Company prior to January 17, 2009, he will be entitled to receive (i) his base salary (at an annual rate of $350,000) for a period of one year following the termination of his transition services, (ii) a bonus payment in the amount of $173,611, payable in equal installments for a period of one year following the termination of his transition services, (iii) payment of COBRA premiums for him and his covered dependents in excess of the cost of such health insurance coverage for active employees of the Company until the eariler of (A) the expiration of the one-year period following the termination of his transition services, or (B) the date he becomes eligible for health insurance benefits through other employment and (iv) reimbursement for business expenses, and an amount in respect of 21 days of paid time off previously accrued by him.
     The foregoing description of the Transition Agreement with Mr. Simpson does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
     On November 17, 2008, the Company announced Daniel J. Kohl has been appointed to serve as President and Chief Executive Officer of the Company, effective November 17, 2008. Prior to joining the Company, Mr. Kohl, 52, served as President and Chief Executive Officer of Pediatric Services of America, Inc., a provider of pediatric private duty nursing and day treatment center services, from 2004 to 2008 and served as Executive in Residence for Warburg-Pincus, LLC, an affiliate of the Company, from 2002-2004.
     On November 17, 2008, the Company announced that it has elected Mr. Kohl to serve on the Board of Directors of the Company, effective November 17, 2008.
     In connection with Mr. Kohl’s appointment as President and Chief Executive Officer of the Company, the Company entered into an Employment Agreement with Mr. Kohl, effective November 17, 2008 (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $400,000 and an annual incentive bonus award in an amount of up to 100% of the annual base salary based upon the achievement of annual Company and individual performance objectives, as determined by the Board of Directors or Compensation Committee of the Company. In addition, the Employment Agreement provides that Mr. Kohl shall be entitled to all employee benefits provided to other senior executives of the Company.
     The Employment Agreement also provides for potential severance payments. If Mr. Kohl’s employment is terminated by the Company due to his death or disability, he will be entitled to receive (i) his base salary through the date of his termination, (ii) any unpaid or unreimbursed business expenses, (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment and (iv) any unpaid annual bonus for any fiscal year completed prior to the date of his termination.
     If Mr. Kohl’s employment is terminated by the Company for cause or by Mr. Kohl without good reason, he will be entitled to receive (i) his base salary through the date of his termination, (ii) any unpaid or unreimbursed business expenses and (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment.
     If Mr. Kohl’s employment is terminated by the Company without cause or by Mr. Kohl for good reason, he will be entitled to receive (i) his base salary through the date of his termination and for a period of 18 months following the date of his termination, (ii) any unpaid or unreimbursed business expenses, (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment, (iv) any unpaid annual bonus for any fiscal year completed prior to the date of his termination, (v) a pro-rata bonus for the year in which his termination occurs and (vi) continuation of the health benefits provided to him and his covered dependants under the Company’s health plans for a period of 18 months following the date of his termination unless he becomes eligible for health benefits through other employment.
     Mr. Kohl is generally subject to non-compete and non-solicitation covenants under the Employment Agreement during the term of his employment and for a period of 18 months following the date of his termination for any reason.
     The foregoing description of the Employment Agreement with Mr. Kohl does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.
     On November 17, 2008, the Company issued a press release announcing the foregoing resignation, appointment and election, the text of which is set forth in Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:
     The following exhibits are filed or furnished herewith as noted above:

Exhibit Number	Description

10.1	Transition Agreement, dated as of November 17, 2008, between Spheris Inc. and Steven E. Simpson

10.2	Employment Agreement, dated as of November 17, 2008, between Spheris Inc. and Daniel J. Kohl

99	Press Release dated November 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIS INC.
Date: November 19, 2008	By:	/s/ Brian P. Callahan
Brian P. Callahan
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition Agreement, dated as of November 17, 2008, between Spheris Inc. and Steven E. Simpson

10.2	Employment Agreement, dated as of November 17, 2008, between Spheris Inc. and Daniel J. Kohl

99	Press Release dated November 17, 2008